UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2021, Ramaco Resources, Inc. held its Annual Meeting of Shareholders. Shareholders were asked to vote upon the election of directors, of which the final voting results are below. There were no broker non-votes.

Name	Votes For	Votes Against	Abstentions
Randall W. Atkins	34,119,758	996,969	151,066
C. Lynch Christian, III	34,175,105	941,622	151,066
David E.K. Frischkorn, Jr.	34,917,288	199,419	151,086
Patrick C. Graney, III	34,099,816	1,016,761	151,216
Jennifer Gray	35,062,942	57,486	147,365
E. Forrest Jones, Jr.	35,058,138	59,569	150,086
Bryan H. Lawrence	34,175,638	942,089	150,066
Peter Leidel	34,257,234	860,323	150,236
Mahmud Riffat	35,059,854	57,873	150,066
Richard M. Whiting	34,103,483	1,011,661	152,649

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Randall W. Atkins Chief Executive Officer

Date: June 25, 2021